Exhibit 99.1

Future Fintech Group Inc NASDAQ: FTFT

Safe Harbor Statement This presentation may contain “forward - looking statements” within the meaning of the “safe - harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about our beliefs and expectations, are forward - looking statements. Such statements involve known and unknown risks, uncertainties and other factors as well as assumptions that, if they do not fully materialize, or prove incorrect, could cause the actual results of Future FinTech Group Inc. (“Future FinTech ” or the “Company”) to differ materially from the results expressed or implied by such statements. Accordingly, although the Company believes that the expectations reflected in such forward - looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward - looking information contained in this presentation.

Company Overview Future FinTech Group Inc. ("Future FinTech", "FTFT" or the "Company") is incorporated in Florida and engages in financial technology businesses. The Company engages in the operation of a blockchain based online shared shopping mall platform and also operates an incubator for application projects using blockchain technology. FTFT and its subsidiaries are developing blockchain technology for a variety of B2B and B2C real - life applications.

Company Overview 52 Week Range $0.42 – $ 2.85 Shares Outstanding 37,940,415 Market Cap 29.163 M Stock Price $ 0.8 8 (as of 2/ 2 8 /2020) Future Fintech Group Inc (NASDAQ: FTFT) Note: The Company’s fiscal year end is December 31st

Invested and Self Operated Projects A blockchain project creating an open and transparent digital payment system DCON An innovative B2B2C e - commerce platform with blockchain and artificial intelligence GlobalKey Shared Mall Chain Cloud Mall (CCM) NRC The first - ever blockchain technology value community registered with real name users INUnion A mutual insurance platform based on blockchain technology

GlobalKey Shared Mall-Chain Cloud Mall (CCM)

GlobalKey SharedMall (“GKT”), also known as Chain Cloud Mall (CCM), based on the value distribution system of blockchain, distributes the value generated in GKT platform to all the people who join in the construction and development of the platform, including the maintainers and developers of the platform, businessman, and the consumers in the platform. Through the way of deeper value binding, the platform will generate stronger cohesion and vitality than traditional e-commerce. Under the same price situation, users are more inclined to choose the shopping mall system with value distribution system. FTFT owns 100% of GKT.

01 Combine internet with traditional industries, e-commerce with in-store operation, and financial technology and product innovation.


CCM
Chain Cloud
Mall

02 Stimulate consumer purchasing behavior and drive up the volume of e-commerce transactions by taking into account all parties interests on the platform.

03 Workload certifications and “distribution according to contribution” are the basis for the reward credits to all the involved parties.

04 Users can enjoy the convenience of e-commerce and digital asset growth.

GlobalKey Shared Mall - Chain Cloud Mall (CCM) Progress 01 As of September 30, 2019, CCM platform has 6,071 users. From December 2018, the trial period when the e - commerce platform launched, until September 30, 2019, the company received proceeds of RMB 9,025,880, approximately $1,276,121 from the fixed membership fees and merchandise sales with 6,071 members and 6,233 orders. For the three months ended September 30, 2019, the company received RMB2,153,935, approximately $653,578 in proceeds from 2,057 members with 2,169 orders. 02 On June 1, 2019, CCM v2.0 was launched. Currently, CCM v2.0 adopts a “multi - vendor hosted stores + platform self - hosted stores” model, supported by multiple local warehouses in different regions.

GlobalKey Shared Mall- Chain Cloud Mall (CCM) Progress

03

Chain Cloud Mall Logistics Center (Shaanxi) Co., Ltd. was established on April 11, 2019. CCM Logistics Center is located in the national kiwifruit Industrial Park of Baoji City, which is the only national-level kiwifruit wholesale marketplace in China. CCM Logistics Center occupies a total lot size of 18.78 acres and has a floorage of 215,278 square feet.

Through its nationwide intellectualized warehouse distribution logistics network, CCM Logistics Center provides merchants with integrated supply chain solutions, including transportation, after-sale service and customer service. CCM Logistics Center also provides warehousing and distribution solutions, such as small-to-medium sized warehousing, oversized warehousing, cold chain delivery, frozen and chilled warehousing facilities.



国家级（眉县）猕猴桃产业园区
链云店物流中心（陕西）有限公司
链云店

FTFT

GlobalKey Shared Mall - Chain Cloud Mall (CCM) Progress QRO anti - counterfeit code on the Chain Cloud Mall Platform QRO code is a blockchain - powered unalterable Quick Response One (QRO) anti - counterfeit code issued by the manufacturer, which enables CCM to record every event or transaction on a distributed ledger and make the whole process traceable. The QRO code can ensure the authenticity of products and directly link manufacturers with their targeted customers as a way of precision marketing. CCM's QRO plan provides one - stop blockchain service for manufacturers to issue their QRO codes. With the adoption of QRO code, manufacturers can conveniently review the trading volume with a real - time sales report and their production data.

GlobalKey Shared Mall - Chain Cloud Mall (CCM) Progress Blockchain based Contract Farming Nov. 18, 2019, FTFT announced cooperation with Chifeng Supply and Marketing E - commerce Co., Ltd. ("Chifeng Supply and Marketing Company") to develop a blockchain contract farming platform focusing on sheep farming. Contract farming is defined as a sales arrangement of certain agriculture products between a customer and a farmer before production begins and it establishes conditions for the production and markets for farm products. By connecting the consumers and farmers directly, contract farming can offer farmers an assured market and offer consumers higher food quality and safety.

Nova Realm City (NRC) NRC is the first - ever blockchain technology value community registered with real name users which provides services of digitalizing assets for blockchain projects all over the world. FTFT owns 5% of NRC. * All community operators and participants must register with their real - names, then they gain access to services such as KYC, AML and user rights protection. NRC has the capability to digitalize 4.3 billion types of independent assets. Each digital asset community has a declaration document with the creditor’s signature. Those documents are recorded on the public ledger. All operation and maintenance activities of the Nova Realm City System are recorded in the blockchain and the information on the blockchain network cannot be removed or altered. NRC’s capability of high - speed trading and time - customizable packaging mechanism enables the speed of asset transaction to reach at 1000TPS. * Mr. Yongke Xue , Chairman and CEO of FTFT, owns 55% equity interest of NRC.

Nova Realm City (NRC) Infrastructure Supervision and Restriction • Blockchain browser – all activities under public supervision Cross - blockchain Breakthrough • Import BTC value system • Make global profit sharing possible

DCON - Basic Business DCON digital payment solves the difficulties of crossing public chains. The NRC chain with clear responsible personnel is coupled with the anonymous BTC chain to provide mBTC service that has 100% BTC excess reserve. mBTC is with the value of BTC and also the advantages of the NRC public chain, such as high speed, account entry in seconds, zero service charge and retrieve of lost assets, making digital currency payment indeed enter into the real world. FTFT owns 60% of DCON. Payment Service Flexible exchange service Low transaction fee mBTC A more secured way to keep bitcoin (“BTC”) Exchange rate: mBTC : BTC = 1 : 1,000,000 mBTC is the community currency in NRC and can fund any project including insurance project and ICOs subject to the laws and regulations. mBTC can be converted back to BTC at the same exchange rate. 01 02

DCON - Real Name Registration System Based on years of banking experience of the DCON team, anonymous is not necessary for most people. The personal real identity is the only certificate of assets in DCON community. With personal real identity certification, users of DCON community can recover their assets at any time. The real - name registration system can effectively regulate all financial activities in the DCON community within legal boundaries.

DCON - Security 100% BTC Reserve The BTC deposited by DCON is 100% locked and is only used for BTC exchange needs. Cold Wallet DCON implements cold wallet technology to ensure the security of funds. DCON users can exchange mBTC for BTC and withdraw once a week. High Efficiency DCON has successfully developed a blockchain network capable of second - level transfer confirmation, transaction and assets retrieval.

INUnion INU Life Mutual Insurance Plan InUnion Chain Ltd. (“InUnion”) combines the blockchain, artificial intelligence and traditional mutual assistance insurance. Benefiting from the NRC real - name blockchain technology and artificial intelligence technology, INU mutual life insurance can reach every corner of the world. Everyone in the world can conveniently purchase the INU mutual life insurance through the Internet . FTFT owns 10% of INUnion . Every customer who participates in the "INU Life Mutual Insurance Plan" is both a policyholder and an insurer, as well as an investor and a staff member. Similar to the traditional mutual insurance model, each customer can join the blockchain based mutual insurance plan and enjoy the benefits of mutual insurance. The Committee of Verifiers of the Plan will serve various functions for the Plan, such as INU community management, supervision and operation, and will verify the application and claims, which will all be recorded in the blockchain . Artificial intelligence technology will also be widely used in the project to improve insurance service capabilities and significantly reduce labor costs.

Management Yongke Xue | Chairman and Chief Executive Officer ▪ Executive Chairman of the Board and CEO of V . X . Fortune Capital Limited ▪ Chairman of the Board of Skypeople International Holdings Group Co . , Ltd . ▪ Led the organization of Blockchain Technology Council of China Financial Development Research Institute and served as Director of the Council ▪ Has rich experience in modern enterprise management and capital operation and has completed a number of major capital operations such as stock issuance, mergers and acquisitions and reorganization ▪ Received MBA from College of Management, Xi'an Jiaotong University, and bachelor of engineering from National University of Defense Technology Jing (Veronica) Chen | CFO ▪ Seasoned executive with more than 20 years of experience in accounting, financial management, and general management of several public companies . ▪ Served as the CFO of AnZhiXinCheng (Beijing) Technology Co . , Ltd . from August, 2018 to May, 2019 . ▪ From August, 2017 to July, 2018 , served as CFO of Beijing Logis Technology Development Co . , Ltd . ▪ From June, 2016 to July, 2017 , served as Group Chief Financial Officer of Beijing AnWuYou Food Co . , Ltd . ▪ Holds Fellow Membership of CPA Australia (FCPA), Fellow Membership of the Association of International Accountants U . K . (FAIA) . ▪ Member of Chartered Institute of Management Accountants (CIMA), Senior Member of International Financial Management (SIFM) and a Certified Internal Control Professional granted by Internal Control Institute (ICI) .

Management K ai Xu I COO ▪ Served as COO of the Company's wholly - owned subsidiary, Chain Future Digital Tech (Beijing) Ltd since July 2018. ▪ Served as COO and a partner of Beijing Yongle Shengshi Science Ltd. from February 2015 to April 2018. ▪ to February 2015, Mr. Xu worked for Beijing Zhongxun Yonglian Science and Technology Ltd. as the director of operations, taking responsibilities for the online game operation and promotion. Zhi Yan I Director and CTO ▪ Graduated from Beijing University of Aeronautics and Astronautics with a degree in Aircraft Design and Fluid Mechanics . ▪ Participated in the development of several Blockchain projects, including the world first real name blockchain , the world's largest miner mining management platform and the world’s first 28 nm dual - algorithm chip . ▪ Has extensive experience in cryptocurrencies .

THANK YOU IR Contact: Dragon Gate Investment Partners Tel: +1(646) - 801 - 2803 Email: ftft@dgipl.com Website: www.ftft.top